UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 25, 2011

WILSHIRE BANCORP, INC.

(Exact name of registrant as specified in its charter)

California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard, Los Angeles,
California 90010

(Address of principal executive offices) (Zip Code)

(213) 387-3200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03                                       AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

At the 2011 Annual Meeting of Shareholders of Wilshire Bancorp, Inc. (the “Company”) held on May 25, 2011, the shareholders approved an amendment (“Amendment”) to the Company’s articles of incorporation adopting a majority voting standard for uncontested director elections, as more fully described in the Company’s proxy statement dated April 15, 2011. The Amendment is being filed with the California Secretary of State and will become effective upon acceptance of the filing.  A copy of the articles of incorporation, as amended by the Amendment, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM 5.07                                   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held its 2011 Annual Meeting of Shareholders on Wednesday, May 25, 2011.  At the 2011 Annual Meeting, the shareholders of the Company voted upon the following proposals:

1.                                       A proposal to elect three directors assigned to Class I of the Board of Directors of Wilshire Bancorp for three year terms expiring at the 2014 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2.                                       A non-binding, advisory proposal on the compensation of Wilshire Bancorp’s executive officers;

3.                                       A shareholder proposal regarding the implementation of a majority vote standard for uncontested director elections; and

4.                                       A proposal to amend the Company’s articles of incorporation to provide for a majority vote standard in uncontested director elections.

As of April 5, 2011, the record date for the 2011 Annual Meeting, there were 29,471,714 shares of the Company’s common stock outstanding and entitled to vote at the 2011 Annual Meeting.  Shareholders holding 26,041,895 shares were present at the meeting, in person or represented by proxy.  Set forth below are the final voting results on each matter submitted to a vote of the Company’s shareholders.

At the 2011 Annual Meeting, each of the individuals nominated by the Board of Directors to serve as a Class I director of the Company was duly elected by the Company’s shareholders, and the final results of the votes cast with respect to the three Class I director nominees were as follows:

	For	Withheld	Broker Non-Vote
Steven Koh	20,092,044	159,749	5,790,102
Donald Byun	18,519,482	1,732,311	5,790,102
Lawrence Jeon	19,282,642	969,151	5,790,102

At the 2011 Annual Meeting, the shareholders approved the non-binding advisory proposal on the compensation of the Company’s executive officers, with 19,370,894 shares voting for the proposal, 831,796 shares voting against the proposal and 49,103 shares abstaining.  There were no broker non-votes.

At the 2011 Annual Meeting, the shareholders approved a shareholder proposal to change the current director election standard for uncontested director elections from a plurality standard to a majority vote standard, with 23,113,252 shares voting for the proposal, 2,664,842 shares voting against the proposal and 263,801 shares abstaining.  There were no broker non-votes.

At the 2011 Annual Meeting, the shareholders approved a proposal to amend the Company’s articles of incorporation to provide for a majority vote standard in uncontested director elections, with 24,853,779 shares voting for the proposal, 1,044,332 shares voting against the proposal and 143,784 shares abstaining.  There were no broker non-votes.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit 3.1	Articles of Incorporation of Wilshire Bancorp, Inc., as amended

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date: June 1, 2011	By:	/s/ Alex Ko
Alex Ko, Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation of Wilshire Bancorp, Inc., as amended